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                                IMAX CORPORATION
                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720, No. 333-85815; No.
333-30956; No. 333-30970; No. 333-44412) and (ii) the Registration Statement on Form S-3/A (No. 333-107047) of IMAX Corporation of our report dated February 27, 2004 relating to the financial statements, which appears in this amended Annual Report on Form 10-K/A for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
Chartered Accountants
September 13th, 2004